                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement on Form N-1A of our reports dated  February 15, 2005,  relating to the financial  statements and financial  highlights which appear in the December 31,
2004 Annual  Reports to  Shareholders  of the Equity  Growth Fund,  Income &
Growth Fund, Small Company Fund,  Global Gold Fund and the Utilities Fund, which are also  incorporated  by reference into the  Registration  Statement.  We also consent  to the  references  to us under the  headings  "Financial  Highlights",
"Independent  Registered Public  Accounting Firm" and "Financial  Statements" in
such Registration Statement.

/s/ Pricewaterhouse Coopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
April 26, 2005